Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-226611 on Form F-3 of our reports dated February 26, 2019, relating to the consolidated financial statements of Atlantica Yield plc and subsidiaries, and the effectiveness of Atlantica Yield plc and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 20-F of Atlantica Yield plc for the year ended December 31, 2018.

/s/ Deloitte, S.L.

Madrid, Spain

February 28, 2019